Exhibit 15

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.
Registration Statement (Form S-8 No. 333-191477) pertaining to the equity awards granted under the Fiat Industrial S.p.A. Long-Term Incentive Plan, the CNH Global N.V. Equity Incentive Plan and the CNH Global N.V. Directors’ Compensation Plan and the CNH Industrial N.V. Directors’ Compensation Plan

2.	Registration Statement (Form S-8 No. 333-196574) pertaining to the CNH Industrial N.V. Equity Incentive Plan

3.
Registration Statement (Form F-3 No. 333-230334) pertaining to the registration of debt securities of CNH Industrial N.V. and debt securities and guarantees of debt securities of CNH Industrial Capital LLC of our reports dated March 3, 2020, with respect to the consolidated financial statements of CNH Industrial N.V. and the effectiveness of internal control over financial reporting of CNH Industrial N.V. included in this Annual Report (Form 20-F) of CNH Industrial N.V. for the year ended December 31, 2019.

/s/ Ernst & Young LLP
Chicago, Illinois
March 3, 2020